Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Owens Corning

(Exact name of obligor as specified in its charter)

Delaware	43-2109021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio	43659
(Address of principal executive offices)	(Zip code)

Debt Securities

and related Guarantees

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
CDC Corporation	Wisconsin	39-1830456	One Owens Corning Parkway Toledo, Ohio 43659
Engineered Pipe Systems, Inc.	Delaware	34-1870323	One Owens Corning Parkway Toledo, Ohio 43659
Eric Company	Delaware	34-1162113	One Owens Corning Parkway Toledo, Ohio 43659
IPM Inc.	Delaware	51-0336727	One Owens Corning Parkway Toledo, Ohio 43659
OC Canada Holdings General Partnership	Delaware	N/A	One Owens Corning Parkway Toledo, Ohio 43659
OCCV1, Inc.	Delaware	20-5580634	One Owens Corning Parkway Toledo, Ohio 43659
OCCV2, LLC	Delaware	20-5581329	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning Composite Materials, LLC	Delaware	35-2273537	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning Construction Services, LLC	Delaware	36-4590392	One Owens Corning Parkway Toledo, Ohio 43659
OCV Intellectual Capital, LLC	Delaware	83-0466000	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning Foam Insulation, LLC	Delaware	38-3737830	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning Franchising, LLC	Delaware	32-0181362	One Owens Corning Parkway Toledo, Ohio 43659
Owens-Corning Funding Corporation	Delaware	34-1788139	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning HOMExperts, Inc.	Delaware	32-0176636	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning HT, Inc.	Delaware	34-1830879	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning Insulating Systems, LLC	Delaware	37-1525228	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning Intellectual Capital, LLC	Delaware	83-0485853	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning Roofing and Asphalt, LLC	Delaware	32-0176634	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning Sales, LLC	Delaware	74-3189734	One Owens Corning Parkway Toledo, Ohio 43659

Owens Corning Science and Technology, LLC	Delaware	30-0369347	One Owens Corning Parkway Toledo, Ohio 43659
Owens Corning U.S. Holdings, LLC	Delaware	30-0369361	One Owens Corning Parkway Toledo, Ohio 43659
Soltech, Inc.	Kentucky	35-1575937	One Owens Corning Parkway Toledo, Ohio 43659

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services, LLC, file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit T3G to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation, file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc., file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 16th day of February 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke Vice President

EXHIBIT 6

February 16, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,751
Interest-bearing balances		23,384
Securities:
Held-to -maturity securities		0
Available-for -sale securities		195,800
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,151
Securities purchased under agreements to resell		23,225
Loans and lease financing receivables:
Loans and leases held for sale		28,417
Loans and leases, net of unearned income	711,276
LESS: Allowance for loan and lease losses	16,360
Loans and leases, net of unearned income and allowance		694,916
Trading Assets		56,692
Premises and fixed assets (including capitalized leases)		7,977
Other real estate owned		4,485
Investments in unconsolidated subsidiaries and associated companies		607
Direct and indirect investments in real estate ventures		99
Intangible assets
Goodwill		21,252
Other intangible assets		22,891
Other assets		57,843

Total assets		$1,161,490

LIABILITIES
Deposits:
In domestic offices		$832,749
Noninterest-bearing	234,375
Interest-bearing	598,374
In foreign offices, Edge and Agreement subsidiaries, and IBFs		72,904
Noninterest-bearing	2,140
Interest-bearing	70,764
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,591
Securities sold under agreements to repurchase		13,050

Dollar Amounts In Millions
Trading liabilities	23,460
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	39,703
Subordinated notes and debentures	18,609
Other liabilities	33,933

Total liabilities	$1,036,999
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,326
Retained earnings	18,744
Accumulated other comprehensive income	4,769
Other equity capital components	0

Total bank equity capital	123,358
Noncontrolling (minority) interests in consolidated subsidiaries	1,133

Total equity capital	124,491

Total liabilities, and equity capital	$1,161,490

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin